                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-112249 of Allstate Life Global Funding and Allstate Life Insurance Company on Form S-3 of our report dated February 5, 2003, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 4, 2004